UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)

(612) 661-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2005, the stockholders of TCF Financial Corporation (“TCF”) approved the renewal of a stock grant program (the “Program”) for Directors of TCF for an additional ten years.  Under the Program, non-employee Directors of TCF can each earn shares of TCF Stock equal to the amount of their annual retainer fee for each fiscal year in which TCF’s financial performance exceeds a stated goal (currently, a return on tangible equity of greater than 20%) determined by the Board from time to time.  The purpose of the program is to attract and retain qualified individuals to serve as Directors of TCF and to encourage and enhance ownership of TCF Stock by these individuals.

Included in this Current Report on Form 8-K is a form for a Performance-Based Restricted Stock Award Agreement used for grants under the TCF Financial Incentive Stock Program, previously filed.  This form of agreement has been executed between TCF Financial Corporation and certain executives of TCF Financial Corporation who have been awarded shares of restricted stock and describes certain terms, restrictions and conditions for vesting of the shares of restricted stock that have been awarded.

Item 9.01                     Financial Statements and Exhibits.

(c)              Exhibits.

Exhibit No.	Description

10(n) #	TCF Financial Corporation Director’s Stock Program as amended and restated through January 24, 2005

10(b)-1 *#	Performance-Based Restricted Stock Award Agreement form signed by various executive officers of TCF Financial Corporation

* Executive Contract

# Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman of the Board,
Chief Executive Officer and Director

/s/ Neil W. Brown
Neil W. Brown, Executive Vice President
and Chief Financial Officer
(Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President,
Controller and Assistant Treasurer
(Principal Accounting Officer)

Dated: April 27, 2005

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